Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 19, 2007 on the consolidated financial statements of Health Benefits Direct Corporation and Subsidiaries for the years ended December 31, 2006 and 2005 included herein on the registration statement of Health Benefits Direct Corporation on Form SB-2, and to the reference to our firm under the heading “Experts” in the prospectus.

Boca Raton, Florida May 1, 2007	/s/ Sherb & Co., LLP Certified Public Accountants